SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-28887



                         Date of Report: October 3, 2007





                             GREENSHIFT CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                                             22-3328734
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(State of other jurisdiction of                               (IRS Employer
incorporation or organization                                Identification No.)


One Penn Plaza, Suite 1612, New York, NY                               10119
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(Address of principal executive offices)                            (Zip Code)


                                 (212) 994-5374
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               (Registrant's telephone number including area code)





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03         APPOINTMENT OF CERTAIN OFFICERS

     On October 3, 2007 GreenShift's Board of Directors appointed Edward R.Carroll to serve as GreenShift's Chief Operating Officer. At the same time, GreenShift's subsidiary, GS AgriFuels Corporation, appointed Mr. Carroll to serve as its Chief Financial Officer. Information regarding Mr. Carroll follows.


          Edward R. Carroll. Mr. Carroll has over thirteen years experience in investment banking and corporate finance, with expertise in several industry sectors, including alternative fuels, energy and manufacturing. From 2005 to 2007 Mr. Carroll was employed as First Vice President in the Mergers & Acquisitions Group of Daiwa Securities. From 2003 to 2005 Mr. Carroll was employed as Associate Director by Ernst & Young, with responsibility for mergers and acquisitions. From 1998 to 2003 Mr. Carroll was employed as Senior Manager in the management consulting division of PriceWaterhouseCoopers. Previously Mr. Carroll worked in investment banking for Bankers Trust. Mr. Carroll earned a B.S. in Finance from St. John's University in 1994, and an M.B.A. in Financial from the American Graduate School of International Management in 1998. He is 40 years old.

     GreenShift will pay Mr. Carroll an annual salary of $150,000 for services on behalf of GreenShift and GS AgriFuels. He will also receive a bonus at the discretion of the GreenShift Board of Directors.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



GREENSHIFT CORPORATION



By:            /s/      Kevin Kreisler
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                        KEVIN KREISLER
                        Chief Executive Officer

Date:                   October 5, 2007